Exhibit 10.1

This agreement (the “Agreement”) is made and entered into as of this __________             day of August, ______, 2007 (the “Agreement Date”) by and between NuTech Digital, Inc., a California corporation (“NuTech”) and Jump Communications, Inc., a Nevada corporation (“Jump”), hereinafter jointly referred to as the “Companies”:

Whereas, the Management and Boards of Directors of NuTech and Jump have determined that a sale of assets and grant of licenses by Jump to NuTech is advisable and in the best interests of their respective companies and shareholders, and NuTech desires to purchase assets from Jump and to accept the licenses granted, and

Whereas, the Management and Boards of Directors of NuTech and Jump have determined that it is in the best interests of their respective Companies and shareholders to establish subsidiaries of NuTech in order to more efficiently and effectively carry on the business of NuTech, and

Whereas, NuTech and Jump desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and conditions contained herein, the parties hereby agree as follows:

1. Closing. The closing of the transactions contemplated by this Agreement (the “Closing”), shall take place at 1:00 p.m. (PDT) at the offices of Jump Communications, Inc., 10390 Wilshire Boulevard, Penthouse 20, Los Angeles, California 90024, on or before August 23, 2007, unless another date or place is agreed to in writing by the parties hereto.  The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date.” At the Closing, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to and for the Companies to enter into this Agreement, NuTech and Jump will enter into the following agreements (among others):
A. Asset Purchase Agreement, substantially in the form attached hereto as Exhibit A (the Asset Purchase Agreement), and
B. License Agreement, substantially in the form attached hereto as Exhibit B (the License Agreement).

2.  Formation of NAC.  Jump and NuTech agree to the formation of a corporation to be named “NuTech Acquisition Corp.” (or such other name as may be available) (hereinafter “NAC”) as soon as practicable after execution of this Agreement as follows:
A. NAC will be formed pursuant to the laws of the State of Nevada. There will be one class of common shares. The Board of Directors will be composed of three Directors. Upon the formation of NAC, an organizational meeting will be held and the following actions, among others necessary or customary, will take place:
i. Eighty-five percent of the issued and outstanding shares will be issued to Jump, and fifteen percent of the issued and outstanding shares shall be issued to Lee Kasper (Kasper), the President of NuTech, on condition that Kasper enters into the employment agreement substantially in the form attached hereto as Exhibit C (the Kasper Employment Agreement). NAC will reserve an additional five (5) percent of its shares for additional executive compensation.

ii. Jump shall designate two (2) Directors, of which one shall be the Chairman of the Board. The third director will be Kasper unless he rejects such designation, in which case the Board of Directors will be composed of the two Directors designated by Jump.
B.   As soon as practicable after the formation of NAC, NuTech agrees to transfer the assets and liabilities of NuTech to NAC as follows:
i. The assets and liabilities to be transferred from NuTech to NAC shall not include any of the assets and liabilities sold or granted to NuTech pursuant to the Asset Purchase Agreement and/or the License Agreement.
ii. All other assets and liabilities of NuTech as of the date of transfer shall be transferred to NAC including without limitation, the following:
a. All trade debts, unpaid loans whether owing to third parties or management of NuTech, whether or not collateralized or secured, and any and all other obligations of NuTech for payment of money or services, whether or not matured or arising in the future, all as set forth on the most recent audited financial statements of NuTech, as included in the current filings with the Securities and Exchange Commission (SEC), a copy of which is attached hereto as Exhibit D (the Audited Financials).
b. All assets of NuTech including good will, physical assets, contract rights, copyrights, patents, accounts receivable and all other assets including those set forth in the Audited Financials.
iii. In order to facilitate the transfer of the assets and liabilities, NuTech shall execute a Bill of Sale substantially in the form of Exhibit D, attached hereto (the “Bill of Sale”), and NuTech and NAC shall enter into an Assignment and Assumption Agreement, substantially in the form of
Exhibit E, attached hereto (the “Assignment and Assumption Agreement”). NuTech will be solely responsible for the cost and expense of obtaining any and all third party consents to the transfer of the assets and liabilities, including any loans outstanding between Kasper and NuTech.

C. NAC and NuTech shall enter into a General Release, substantially in the form attached hereto as Exhibit F (the “General Release”).

3. Execution of Jump Transaction Documents. Concurrently with the transfer of assets and liabilities to NAC and the execution and delivery of the General Release, NAC and Jump will enter into the following agreements:
i. Asset Purchase Agreement, substantially in the form attached hereto as Exhibit G (the NAC Purchase Agreement); and
ii. License Agreement, substantially in the form attached hereto as Exhibit H (the NAC License Agreement).

4. Formation of Jump Operating Company. The Parties hereto agree to the formation of a corporation to be named “Jump Operating Company” (or such other name as may be available) (hereinafter “JOC”) as soon as practicable after execution of this Agreement as follows:

A. JOC will be formed pursuant to the laws of the State of Nevada. There will be one class of common shares. The Board of Directors will be composed of three Directors. JOC will be one hundred percent owned by NuTech.

B.   As soon as practicable after the formation of JOC, NuTech agrees to transfer to JOC all the assets, hardware and licenses sold and/or licensed and/or granted to NuTech pursuant to the Asset Purchase Agreement, Exhibit A, and the License Agreement, Exhibit B.

5. Formation of NAC Operating Company. The Parties hereto agree to the formation of a corporation to be named “NAC Operating Company” (or such other name as may be available) (hereinafter “NAC OC”) as soon as practicable after execution of this Agreement as follows:

A. NAC OC will be formed pursuant to the laws of the State of Nevada. There will be one class of common shares. The Board of Directors will be composed of three Directors. One of the three will be Kasper unless he rejects such designation, in which case the Board of Directors will be composed of the two directors to be elected by the shareholders of NAC.  NAC OC will be one hundred percent owned by NAC.

B.   As soon as practicable after the formation of NAC OC, NAC agrees to transfer to NAC OC all the assets, hardware and licenses sold and/or licensed and/or granted to NAC pursuant to the Asset Purchase Agreement, attached hereto as Exhibit G (the NAC Purchase Agreement); and the License Agreement, attached hereto as Exhibit H (the NAC License Agreement).

6. Actions and Omissions. To effectuate the transactions contemplated by each and every of the foregoing Agreements and the provisions hereof, it is agreed that no Company, shareholder, officer, director, or individual that is a party to this transaction or any Agreement constituting part of this transaction shall take any action that would, or fail to take any action the omission of which would, be reasonably likely to prevent or impede the change of ownership of NuTech, the formation of NAC, or the implementation and effectuation of the transactions contemplated by this Agreement and any Agreement that is part hereof.

7. Additional Agreements. If, at any time before or after the Effective Time, Jump or NuTech believes or is advised that any further instruments, deeds, assignments or assurances are reasonably necessary or desirable to consummate the actions contemplated by this Agreement or any Agreement forming part thereof, or to carry out the purposes and intent of this Agreement at or after the Effective Time, then NuTech, NAC, and their respective officers and directors shall execute and deliver all such proper deeds, assignments, instruments and assurances and do all other things necessary or desirable to consummate and to carry out the purposes and intent of this Agreement.

8. Representations and Warranties of Jump. Jump represents and warrants as follows:

A. Organization and Standing. Jump is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power and authority to carry on its business as it is now being conducted.

B. Authority Relative to this Agreement. No further corporate or other action is necessary on its part to make this Agreement valid and binding upon it and enforceable against it in accordance with its terms or to carry out the transactions contemplated hereby other than the authorization of its Board of Directors, which authorization will be obtained as soon as possible.

C. No Violations. The execution, delivery and performance of this Agreement by the Jump do not and will not (i) constitute a breach or a violation of any law, rule or regulation, agreement, indenture, deed of trust, mortgage, loan agreement or other instrument to which Jump is a party or by which it is bound; (ii) constitute a violation of any order, judgment or decree to which Jump is a party or by which it is bound.

D. Compliance With Applicable Laws. To Jump’s knowledge, the conduct of the business of Jump does not violate or infringe any federal, state, local or foreign law, statute, ordinance, license or regulation that is presently in effect.  To Jump’s knowledge, such conduct does not violate or infringe any right or concession, copyright, trademark, trade name, patent, know-how or other proprietary right of others, the enforcement of which would materially adversely affect the transactions contemplated hereunder.  Jump has maintained and continues to maintain all licenses and permits required by all local, state and federal authorities and regulating bodies.

E. Approvals and Consents. Other than the approval of the Board of Directors as set forth in 8B above, no consent, approval or authorization is required in connection with the execution or delivery of this Agreement by Jump or the consummation by it of the transactions contemplated hereby.

9. Representations and Warranties of NuTech. NuTech represents and warrants as follows:

A. Organization and Standing. NuTech is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the corporate power and authority to carry on its business as it is now being conducted.

B. Authority Relative to this Agreement. No further corporate or other action is necessary on its part to make this Agreement valid and binding upon it and enforceable against it in accordance with its terms or to carry out the transactions contemplated hereby other than the authorization of its Board of Directors, which authorization will be obtained as soon as possible.

C. Compliance With Applicable Laws. To NuTech’s knowledge, the conduct of the business by NuTech does not violate or infringe any federal, state, local or foreign law, statute, ordinance, license or regulation that is presently in effect.  To NuTech’s knowledge, such conduct does not violate or infringe any right or concession, copyright, trademark, trade name, patent, know-how or other proprietary right of others, the enforcement of which would materially adversely affect the transactions contemplated hereunder.  NuTech has maintained and continues to maintain all licenses and permits required by all local, state and federal authorities and regulating bodies.

D. No Violations. The execution, delivery and performance of this Agreement by NuTech do not and will not (1) constitute a breach or a violation of any law, rule or regulation, agreement, indenture, deed of trust, mortgage, loan agreement or other instrument to which NuTech is a party or by which it is bound; or (2) constitute a violation of any order, judgment or decree to which NuTech is a party.

E. Approvals and Consents. Other than the approval of the Board of Directors as set forth in 9B above, no consent, approval or authorization is required in connection with the execution or delivery of this Agreement by NuTech or the consummation by it of the transactions contemplated hereby.

10. Further Assurances. The parties hereto agree to use all reasonable good faith efforts to take all actions and to do all things necessary, proper or advisable to fulfill the terms and conditions set forth in this Agreement and to consummate the transactions contemplated hereby.  In addition, each party hereto agrees to execute reasonable supplemental or additional documents, to execute reasonable amendments to documents delivered at Closing, to re-execute documents delivered at Closing and to take any other reasonable actions as are necessary or reasonably appropriate to fully carry out and consummate the transactions contemplated herein or to correct errors or omissions, if any, in any document delivered at Closing.

11. Conditions Precedent to Obligations of NuTech. The obligation of NuTech to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions, unless waived in writing prior to the Closing by NuTech:
A. Jump shall have performed, in all material respects, all obligations and complied with all covenants required by this Agreement to be performed or complied with, in all material respects, by it prior to the Closing.
B. Each of the documents or other items to be delivered by Jump at the Closing shall have been delivered.

12. Conditions Precedent to Obligations of Jump. The obligation of Jump to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions, unless waived in writing prior to the Closing by Jump:
A. NuTech shall have performed, in all material respects, all obligations and complied with all covenants required by this Agreement to be performed or complied with, in all material respects, by it prior to the Closing.

B. Each of the documents and other items to be delivered by NuTech at the Closing shall have been delivered.

C. Nothing having a Material Adverse Effect (as defined below) shall have occurred between the date hereof and the Closing in the business, operations, financial or other condition of the NuTech.  For purposes of this Agreement, the term “Material Adverse Effect” means an effect or condition that individually or when taken together with all other effects or conditions of like nature would be reasonably expected to have a material adverse effect on (i) the business, operations financial or other condition of the NuTech; or (ii) NuTech’s ability to consummate the transactions required by this Agreement.

13. Termination. This Agreement may be terminated without further liability of any party at any time prior to the Closing:
A. by mutual written agreement of NuTech and Jump;

B. by either party if there has been a material breach by the other party of its respective representations, warranties and covenants; or

                C. by either party if there has occurred an event constituting a Material Adverse Effect.

D. If at any time, before or after Closing, NAC and or NuTech seeks protection under the Bankruptcy or insolvency laws of any State or the U. S. Federal Government, or otherwise seeks to terminate or wind up its business pursuant to any statute, or ceases to exploit, for any reason, the rights and licenses granted hereunder or pursuant to the NAC License Agreement, then and in such event, the Licenses shall be deemed terminated, without further action by any Party, and all rights and licenses shall revert to Jump Communications, Inc. or its successor in interest.

14. Miscellaneous.

A. Rules of Construction. All Exhibits attached hereto shall be deemed incorporated herein as if set forth in full herein and, unless otherwise defined therein, all terms used in any Exhibit or Schedule shall have the meaning ascribed to such term in this Agreement.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  Unless otherwise expressly provided herein, any agreement, plan, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, plan, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

B. Disclosures and Announcements. Both the timing and the content of all disclosure to third parties and public announcements concerning the transactions provided for in this Agreement by any Party hereto shall be subject to the approval of the other in all essential respects, except that no approvals shall be required as to any statements and other information which NuTech may submit to the Securities and Exchange Commission (“SEC”) or that NuTech may be required to make pursuant to any rule or regulation of the SEC or otherwise required by law.

C. Assignment; Parties in Interest. Except as expressly provided herein, the rights and obligations of a party hereunder may not be assigned, transferred or encumbered without the prior written consent of the other parties. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and permitted assigns of the parties hereto.  Nothing contained herein shall be deemed to confer upon any other person any right or remedy under or by reason of this Agreement.

D. Law Governing Agreement. This Agreement shall be construed and interpreted according to the internal laws of the State of Nevada, without regard to principles of conflict of laws.  The parties hereby stipulate that any action or other legal proceeding arising under or in connection with this Agreement may be commenced and prosecuted in its entirety in the federal or state courts located in the Southern District of the State of California.  Each party hereby submits to the personal jurisdiction thereof, and the parties agree not to raise the objection that such courts are not a convenient forum.  Process and pleadings mailed to a party at the address provided in the Notice section herein shall be deemed properly served and accepted for all purposes.  The parties hereto waive the right to trial by jury in any proceeding hereunder.

E. Amendment and Modification. The parties may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

F. Notices. All notices, requests, demands and other communications hereunder shall be given in writing and shall be:  (i) personally delivered; (ii) sent by telecopier, facsimile transmission or other electronic means of transmitting written documents; or (iii) sent to the parties at their respective addresses indicated herein by registered or certified U.S. mail, return receipt requested and postage prepaid, or by private overnight mail courier service.  The respective addresses to be used for all such notices, demands or requests are as follows:

NuTech Digital, Inc.
3841 Hayvenhurst Drive,
Encino, CA 91436
Attention: Lee H. Kasper

or to such other person or address as NuTech shall furnish to Jump in writing.

Jump Communications
10390 Wilshire Boulevard
Penthouse 20
Los Angeles, California 90024
Attention: A. Fred Greenberg
Facsimile: (310) 777-0015

With a required copy to:

Fredric H. Aaron, Attorney at Law, PC
14 Vanderventer Avenue, Suite 212
Port Washington, NY 11050
Attention: Fredric H. Aaron, Esq.
Facsimile: (516) 802-3807

or to such other person or address as Jump shall furnish to NuTech in writing.

If personally delivered, such communication shall be deemed delivered upon actual receipt; if electronically transmitted pursuant to this paragraph, such communication shall be deemed delivered the next business day after transmission (and sender shall bear the burden of proof of delivery); if sent by overnight courier pursuant to this paragraph, such communication shall be deemed delivered upon receipt; and if sent by U.S. mail pursuant to this paragraph, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service, or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal.  Any party to this Agreement may change its address for the purposes of this Agreement by giving notice thereof in accordance with this Section.

G. Expenses. Regardless of whether or not the transactions contemplated hereby are consummated, each of the parties hereto shall bear their own respective expenses and the expenses of its counsel and other agents in connection with the transactions contemplated hereby.

H. Entire Agreement; Enforceability. This Agreement, including all the Exhibits and Schedules, ancillary agreements and any other instruments to be executed and delivered by the parties hereto (the “Transaction Documents”):  (i) constitutes the entire agreement among the parties with respect to the transactions contemplated herein and supersedes all prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof and thereof, and (ii) shall be binding upon, and is solely for the benefit of, each party hereto and nothing in this Agreement is intended to confer upon any third party any rights or remedy of any nature whatsoever hereunder or by reason of this Agreement or any of the Transaction Documents.

I. Severability. Any term or provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without rendering invalid, illegal or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

J. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile or otherwise) to the other parties, it being understood that all parties need not sign the same counterpart.  Any counterpart or other signature delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by a party.

K. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Section, subsection, preamble, recital and party references are to this Agreement unless otherwise stated.  No party or its counsel shall be deemed the drafter of this Agreement for purposes of construing its provisions, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against any party.  The parties waive any rule of law or judicial precedent that provides that contractual ambiguities are to be construed against the party who shall have drafted the contractual provision in question.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

Jump Communications Corp.
By:  /S/ A. Frederick Greenberg

A. Frederick Greenberg, President and CEO

        /S/ A. Frederick Greenberg

A. Frederick Greenberg, as shareholder

NuTech Digital, Inc.
By: /S/Lee H. Kasper

Lee H. Kasper, President and CEO

       /S/ Lee H. Kasper

Lee H. Kasper, as shareholder